[Aetna Logo]                                   Aetna Inc.
[Aetna Letterhead]                             242 Trumbull Street
                                               Hartford, CT  06103-1205


                                               Amy R. Doberman
                                               Counsel
                                               Law Division, ALT5
July 30, 1998                                  Investments & Financial Services
                                               (860) 275-2032
                                               Fax:  (860) 275-2158


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: Aetna Series Fund, Inc.
    Post-Effective Amendment No. 27 to
    Registration Statement on Form N-1A
    (File No. 33-41694 and 811-6352

Dear Sir or Madam:

The undersigned serves as counsel to Aeltus Investment Management, Inc., the investment adviser to Aetna Series Fund, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, Maryland and the District of Columbia. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Page 2
July 30, 1998


Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman
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Amy R. Doberman
Counsel